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Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-53902, 333-93823 and 333-74209) and on Form S-3 (Nos. 333-109969, 333-107881, 333-90442, 333-89566, 333-65112 and 333-53858) of Intraware, Inc. of our report dated April 12, 2004, except as to events described in Note 12 which is as of April 30, 2004, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
May 3, 2004

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  Exhibit 23.1
Consent of Independent Accountants